UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 30, 2015

Prudential Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            Not applicable.

(e)            Effective November 30, 2015, Prudential Savings Bank (the "Bank"), the wholly owned subsidiary of Prudential Bancorp, Inc. (the "Company"), entered into severance agreements (the "Severance Agreements") with two of its executive officers: Anthony V. Migliorino, Executive Vice President and Chief Operating Officer, and Douglas J.R. Smith, Senior Vice President and Chief Lending Officer (individually, "Executive" and collectively, the "Executives"). The Severance Agreements were approved by the Compensation Committee of the Board of Directors of the Bank.  Under the provisions of the Severance Agreements, the initial term is until December 31, 2016, which term is subject to one year extensions thereof commencing December 31, 2016.

In the event that the Executive's employment is terminated in connection with a change in control, as defined in the Severance  Agreements, for other than cause, disability, retirement or death or the Executive terminates his employment as a result of certain adverse actions which are taken with respect to the Executive's employment (i.e., good reason) following a change in control, as defined, the Executive will be entitled to a cash severance payment equal to two times (Mr. Migliorino), or one times (Mr. Smith) their respective average annual cash compensation (salary and cash bonuses) based upon the five calendar years preceding the date of termination as cash severance (or such shorter period that the Executive has been employed), (ii) the maintenance until the earlier to occur of the passage of two years (Mr. Migliorino) or one year (Mr. Smith) from the date of termination or until the Executive's full time employment with another employer (which provides substantially similar benefits), of the Executive's continued participation in all group insurance, life insurance, health, dental and accident insurance and disability insurance plans at no cost to the officer, and (iii) a lump sum cash payment equal to the projected cost of providing the Executive with benefits for two years (Mr. Migliorino) or one year (Mr. Smith) pursuant to other employee benefit plans (excluding retirement plans stock compensation plans) in which the Executive was entitled to participate. In the event the Executive's continued participation in any group insurance plan is barred or would trigger the payment of an excise tax under Section 4980D of the  Internal Revenue Code of 1986, or if any such group insurance plan is discontinued, then the Bank shall either (1) provide substantially similar benefits under an alternative plan or (2) pay a lump sum cash amount to the executive equal to the projected cost of providing continued coverage to the executive until the two-year anniversary (Mr. Migliorino) or one-year anniversary (Mr. Smith) of the Executive's date of termination.

The foregoing description is qualified in its entirety by reference to the Severance Agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

(f)            Not applicable.

Item 9.01            Financial Statements and Exhibits

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            Exhibits

The following exhibit is included herewith.

Exhibit Number	Description
10.1	Severance Agreement between Prudential Savings Bank and Anthony V. Migliorino dated as of November 30, 2015
10.2	Severance Agreement between Prudential Savings Bank and Douglas J.R. Smith dated as of November 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRUDENTIAL BANCORP, INC.

	By:	/s/Jack E. Rothkopf
Date: December 1, 2015		Jack E. Rothkopf
Senior Vice President, Chief Financial
Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Severance Agreement between Prudential Savings Bank and Anthony V. Migliorino dated as of November 30, 2015
10.2	Severance Agreement between Prudential Savings Bank and Douglas J.R. Smith dated as of November 30, 2015